Exhibit 99.1

LJM Energy Corp. initiates oil and gas operations in the Michigan Basin

June 21, 2011 – LJM Energy Corp. (OTCBB: LJMR), is pleased to announce the acquisition of acreage and high resolution 3-D seismic data targeting the Niagaran oil reefs in the Michigan Basin.

The acquired acreage includes a 43.75% working interest in the three separate leases totaling approximately 1,298 acres along with rights to 43.75% working interest in approximately 1,343 acres in the Dansville prospect in Ingham County. LJM’s acreage is located in an oil bearing Niagaran reef belt which runs through southern lower Michigan, with producing fields in Eaton, Ingham, Livingston, Oakland, Calhoun, Macomb and St. Clair counties.

Coupled with the land acquisition, LJM has acquired 19.23 square miles of high-resolution 3-D seismic data. The data covers the three separate leases in Ingham County and 6.184 square miles in Connvis in Calhoun County and will be used for targeting both Niagaran reefs and the deeper Trenton formations. The use of 3-D seismic creates a better definition of the structures and can locate formations missed by old 2-D technology subsequently significantly reducing the risk of missing reef prospects while drilling.

Dansville Prospect

The Dansville prospect lies in close proximity to wells drilled by major oil companies and contiguous to a well drilled in 1972 that reported an initial production rate of 583 BOPD. The well was drilled on the flank of a reef formation into a low porosity zone, which we believe hampered production rates and the amount of barrels recoverable. Through the use of the 3-D seismic,  LJM believes it has identified the full structure and is targeting the area of highest porosity and best potential recoverable reserves as shown on the seismic data.

Joel Felix, President of LJM Energy Corp. said, “LJM has built a sizable land position to undertake development programs. It is comforting knowing that we are not undertaking exploration but effectively development drilling using new technology to maximize the acreage potential.”

About LJM Energy Corp.

LJM Energy Corp. is an independent US energy company committed to creating American energy independence through the development of acreage in established oil and gas basins using the latest geological, geophysical, and environmental technology to locate, drill, and produce oil and gas in the United States. LJM Energy’s current focus is on the development of its acreage portfolio in Ingham County, Michigan.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. [Missing Graphic Reference]

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169014, available from us at LJM Energy Corp., 9190 Double Diamond Parkway, Reno, Nevada, 89521.

Contact:

LJM Energy Corp.
Joel Felix
9190 Double Diamond Parkway
Reno, Nevada, 89521
(888) 542-7720